UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 17, 2013

PROGRESSIVE CARE, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-52684	32-0186005
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

1111 Park Center Boulevard, Suite 202
Miami Gardens, Florida 33169
 (Address of principal executive offices)

(786) 657-2060
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors, Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of the Chief Executive Officer and the Chairman of the Board of Directors

Effective January 17, 2013, Mr. Vernon Watson resigned from his position as the Chief Executive Officer of Progressive Care, Inc. (the “Company”).  Mr. Watson’s resignation is not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Effective January 21, 2013, Mr. Avraham Friedman resigned from his position as Chairman of the Board of Directors (the “Board”) of the Company. Mr. Friedman’s resignation is not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.  Mr. Friedman will remain as the Company’s Chief Compliance Officer.

Appointment of Interim Chief Executive Officer and Chairman of the Board

Effective January 22, 2013, the Board approved by unanimous written consent the appointment of Mr. Alan Jay Weisberg as the Company’s Interim Chief Executive Officer and Chairman of the Board.  Mr. Weisberg has been a member of the Board and has served as Chief Financial Officer of the Company since October 2010.

Item 9.01	Exhibits.

Exhibit No.	Document
99.1	Letter of Resignation from Vernon Watson, dated January 17, 2013*

99.2	Letter of Resignation from Avraham Friedman, dated January 21, 2013*

*Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROGRESSIVE CARE, INC.

Date: January 22, 2013	By:	/s/ Alan Jay Weisberg
Name: Alan Jay Weisberg
Title: Chief Executive Officer